UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2015

THE CHUBB CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8661	13-2595722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Mountain View Road, Warren, New Jersey	07059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 903-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Signatures

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting of shareholders of The Chubb Corporation (Chubb) was held on October 22, 2015 relating to Chubb’s proposed merger with ACE Limited (the merger). Matters submitted to shareholders at the meeting and the voting results thereof were as follows:

Merger Agreement Proposal. The shareholders of Chubb approved the agreement and plan of merger (as it may be amended from time to time, the merger agreement) by and among ACE Limited, William Investment Holdings Corporation and Chubb. The following is a breakdown of the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
172,963,136	3,557,637	1,087,721	0

Merger-Related Compensation Proposal. The shareholders of Chubb did not approve, on an advisory (non-binding) basis, certain compensation arrangements for Chubb’s named executive officers in connection with the merger. The following is a breakdown of the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
68,892,335	107,486,355	1,229,804	0

Adjournment Proposal. The shareholders of Chubb approved a proposal to adjourn the Chubb special meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes to approve the merger agreement at the time of the Chubb special meeting. The following is a breakdown of the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
156,421,039	20,169,482	1,017,973	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHUBB CORPORATION

Date: October 22, 2015	By:	/s/ Maureen A. Brundage
		Name:	Maureen A. Brundage
		Title:	Executive Vice President, General Counsel and Corporate Secretary